Exhibit 99.1

FirstEnergy Corp.                    For Release: July 27, 2017
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces Second Quarter 2017 Results

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported second quarter 2017 GAAP earnings of $174 million or $0.39 per basic and diluted share of common stock, on revenue of $3.3 billion. Operating (non-GAAP) earnings* for the second quarter of 2017 were $0.61 per basic share of common stock.

These results compare to a GAAP loss of $1.1 billion, or $(2.56) per basic and diluted share of common stock, for the second quarter of 2016 on revenue of $3.4 billion. Operating (non-GAAP) earnings in the second quarter of 2016 were $0.56 per basic share of common stock.

“We are pleased with the continued solid performance of our regulated businesses in the second quarter, reflecting our customer-focused growth initiatives,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We remain on track to achieve the operating earnings guidance we outlined earlier this year.”

The company revised its expected 2017 GAAP earnings range to $1.95 to $2.25 per basic share, and reaffirmed its operating (non-GAAP) earnings guidance of $2.70 to $3.00 per basic share. FirstEnergy also provided a third quarter 2017 GAAP earnings estimate of $0.73 to $0.88 per basic share, with operating (non-GAAP) earnings guidance of $0.75 to $0.90 per basic share. For the fourth quarter of 2017, the company expects GAAP earnings in the range of $0.36 to $0.51 per basic share, and provided operating (non-GAAP) earnings guidance of $0.55 to $0.70 per basic share.

In FirstEnergy’s Regulated Distribution business, second quarter 2017 earnings increased compared to the prior-year period as a result of new rates that went into effect in Ohio, Pennsylvania and New Jersey in January, which offset lower weather-related distribution deliveries and higher operating and maintenance and depreciation expenses.

Total distribution deliveries decreased 0.7 percent compared to the second quarter of 2016, primarily due to the impact of milder weather on residential and commercial sales. Residential and commercial sales decreased 4.6 percent and 1.5 percent, respectively. In the industrial sector, deliveries increased 3.6 percent, primarily as a result of higher usage in the shale gas and steel sectors.

In the Regulated Transmission business, earnings increased compared to the second quarter of 2016 as a result of higher transmission revenues, which offset higher operating expenses.

In the Competitive Energy Services segment, results improved compared to the prior year period due to lower asset impairment and plant exit costs as compared to the second quarter of 2016. Second quarter 2017 earnings also benefited from lower depreciation expense related to impairments recognized in 2016, but this was more than offset by lower commodity margin resulting primarily from lower capacity revenue.

The company’s second quarter 2017 earnings were also impacted by higher interest expense and a higher effective income tax rate.

For the first six months of 2017, the company reported GAAP net income of $379 million, or $0.86 per basic share ($0.85 diluted), on revenue of $6.9 billion. This compares to a first-half 2016 GAAP loss of $761 million, or $(1.79) per basic and diluted share of common stock, on revenues of $7.3 billion.

Operating (non-GAAP) earnings in the first half of 2017 were $1.39 per basic share, compared to $1.35 per basic share of common stock in the first six months of 2016.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Second Quarter		Year-To-Date		2017 Estimates
	2017	2016	2017	2016	Full Year	Third Quarter	Fourth Quarter
Basic Earnings (Loss) Per Share (GAAP)	$0.39	$(2.56)	$0.86	$(1.79)	$1.95 - $2.25	$0.73 - $0.88	$0.36 - $0.51
Excluding Special Items*:
Regulatory charges	0.01	0.01	0.02	0.11	0.04	0.01	—
Mark-to-market adjustments	0.01	0.11	0.08	0.01	0.08	—	—
Asset impairment/Plant exit costs	0.19	2.99	0.42	2.99	0.42	—	—
Trust securities impairment	0.01	—	0.01	0.01	0.01	—	—
Merger Accounting - commodity contracts	—	0.01	—	0.02	—	—	—
Debt redemption costs	—	—	—	—	0.20	0.01	0.19
Total Special Items*	0.22	3.12	0.53	3.14	0.75	0.02	0.19

Basic EPS - Operating (Non-GAAP)	$0.61	$0.56	$1.39	$1.35	$2.70 -$3.00	$0.75 - $0.90	$0.55 - $0.70

* Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017, of which ~$100 million relates to employee benefit and other plans. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pretax amount. The income tax rates range from 35% to 42%.

Non-GAAP financial measures
*Operating (non-GAAP) earnings (losses) exclude “special items” as described herein, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses operating (non-GAAP) earnings (losses) and operating (non-GAAP) earnings (losses) by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of operating (non-GAAP) earnings (losses) provides a consistent and comparable measure of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the second quarter and first half of the year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Second Quarter 2017 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Second Quarter 2017 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the United States Department of Energy study; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise..

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